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                                                                      EXHIBIT 23



               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Discount Auto Parts, Inc. of our report dated August 8, 1997, included in the 1997 Annual Report to stockholders of Discount Auto Parts, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51244) pertaining to the Discount Auto Parts, Inc. 1992 Team Members Stock Purchase Plan, in the Registration Statement (Form S-8 No. 33-55512) pertaining to the Discount Auto Parts, Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-84058) pertaining to the Discount Auto Parts, Inc. Non Employee Director Plan, and in the Registration Statement (Form S-8 No. 33-96326) pertaining to the Discount Auto Parts, Inc. 1995 Stock Option Plan of our report dated August 8, 1997, with respect to the financial statements incorporated by reference in the Annual Report (Form 10-K) of Discount Auto Parts, Inc.



                                                              Ernst & Young LLP

Tampa, Florida
August 25, 1997